Invesco Diversified Dividend Fund                                 SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2010
File number :      811-1424
Series No.:        18

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 1,904
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $   165
        Class C                           $   210
        Class R                           $    30
        Class Y                           $    81
        Investor Class                    $ 9,788
        Institutional Class               $   701


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0985
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                          0.0569
        Class C                          0.0568
        Class R                          0.0849
        Class Y                          0.1124
        Investor Class                   0.1021
        Institutional Class              0.1170


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          21,626
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           2,759
        Class C                           3,922
        Class R                             381
        Class Y                           1,240
        Investor Class                   95,321
        Institutional Class               6,698


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 11.84
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 11.72
        Class C                         $ 11.70
        Class R                         $ 11.85
        Class Y                         $ 11.85
        Investor Class                  $ 11.83
        Institutional Class             $ 11.83